UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 9, 2006

The 2006 Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. will be held at the Hilton Hotel, 255 South West Temple, Salt Lake City, Utah 84104, on Thursday, February 9, 2006 at 9:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect one Class I Director for a three-year term;
(2)	To approve Varian Semiconductor’s 2006 Stock Incentive Plan;
(3)	To approve Varian Semiconductor’s 2006 Management Incentive Plan;
(4)	To approve an amendment to Varian Semiconductor’s Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock available for issuance under the ESPP by 500,000 shares;
(5)	To ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending September 29, 2006; and
(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the enclosed proxy statement.

December 12, 2005 was the record date for determining which stockholders are entitled to notice of, and to vote at, the meeting and at any subsequent adjournments or postponements. Our stock transfer books will remain open for the purchase and sale of shares of our common stock. A list of stockholders entitled to vote at the 2006 Annual Meeting is available for inspection at our principal executive offices at 35 Dory Road, Gloucester, Massachusetts 01930.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may revoke your proxy at any time before the 2006 Annual Meeting by following the procedures described under the caption “Revocation of Proxy” on page 3 of the proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Gary E. Dickerson Chief Executive Officer

Gloucester, Massachusetts

December 28, 2005

Your Vote Is Important

It is important that your shares be represented at the annual meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. This will ensure the meeting has a quorum. No postage need be affixed if the proxy card is mailed in the United States.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

Proxy Statement for the 2006 Annual Meeting of Stockholders

To Be Held on February 9, 2006

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Varian Semiconductor Equipment Associates, Inc. for use at our 2006 Annual Meeting of Stockholders to be held on February 9, 2006 at 9:00 a.m., local time, at the Hilton Hotel, 255 South West Temple, Salt Lake City, Utah 84104, and at any adjournments or postponements of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. These proxy materials were first mailed to stockholders on or about December 28, 2005.

PURPOSE OF MEETING

As described in more detail in this proxy statement, we will vote on the following proposals at the 2006 Annual Meeting:

(1)	To elect one Class I Director for a three-year term;

(2)	To approve Varian Semiconductor’s 2006 Stock Incentive Plan;

(3)	To approve Varian Semiconductor’s 2006 Management Incentive Plan;

(4)	To approve an amendment to Varian Semiconductor’s Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock available for issuance under the ESPP by 500,000 shares;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending September 29, 2006; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

APPOINTMENT OF PROXY

General

Stockholders of Record.    We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card, which is solicited by our Board of Directors and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the 2006 Annual Meeting to ensure that your vote is represented at the 2006 Annual Meeting.

Please return your proxy card to us in the accompanying envelope promptly. If we do not receive your proxy card prior to the Annual Meeting, your proxy will not be valid. In this case, unless you attend the 2006 Annual Meeting, your vote will not be represented.

The persons named in the proxy card have been designated as proxies by our Board of Directors. The designated proxies are our officers. They will vote as directed by the completed proxy card.

Stockholders of record may appoint another person to attend the 2006 Annual Meeting and vote on their behalf by crossing out the Board of Directors-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the 2006 Annual Meeting, the inspector of elections will verify such person’s authorization to vote on your behalf by reference to your proxy card.

If you wish to change your vote, you may do so by revoking your proxy before the 2006 Annual Meeting. Please see “Revocation of Proxy” below for more information.

Beneficial Owners.    If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the 2006 Annual Meeting. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions are not allowed to vote client proxies on the adoption of the 2006 Stock Incentive Plan, the adoption of the 2006 Management Incentive Plan or the approval of the amendment to the ESPP.

General.    The persons who are the designated proxies will vote as you direct in your proxy card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the 2006 Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board of Directors in accordance with the recommendations of our Board of Directors. We have a policy that requires the Board of Directors to attend our Annual Meetings. All members of our Board of Directors attended the 2005 Annual Meeting.

If any other matter properly comes before the 2006 Annual Meeting, your proxies will vote on that matter in their discretion.

Voting Securities and Votes Required

On December 12, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 37,817,938 shares of our common stock. Holders of shares of our common stock are entitled to one vote per share.

Under our by-laws, the holders of a majority of the shares of our common stock outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Shares of our common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class I Director. The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter is required for the approval of Varian Semiconductor’s 2006 Stock Incentive Plan, the approval of Varian Semiconductor’s 2006 Management Incentive Plan, the approval of the amendment to the ESPP and the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending September 29, 2006.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of the Class I Director, the approval of Varian Semiconductor’s 2006 Stock Incentive Plan, the approval of Varian Semiconductor’s 2006 Management Incentive Plan, the approval of the amendment to the ESPP and the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending September 29, 2006. Stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or nominee.

Revocation of Proxy

You may revoke or change your proxy before the 2006 Annual Meeting by:

•	sending us a written notice of revocation prior to the 2006 Annual Meeting;

•	attending the 2006 Annual Meeting and voting in person; OR

•	ensuring that we receive from you prior to the Annual Meeting to be held on February 9, 2006 a new proxy card with a later date.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about December 28, 2005. Exhibits to the Form 10-K and this Proxy will be provided to any stockholder upon written request to the Secretary, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930 at no charge.

Principal Stockholders

The following table sets forth information, as of December 12, 2005, with respect to the beneficial ownership of shares of our common stock by:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each director and nominee for director;

•	each executive officer named below in the Summary Compensation Table under the heading “Executive Compensation”; and

•	all current directors and executive officers of Varian Semiconductor as a group.

Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The percent of class figure for the common stock is based on 37,817,938 shares of our common stock outstanding as of December 12, 2005, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after December 12, 2005 held by each person specified below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Outstanding
Five Percent Stockholders:
Franklin Resources, Inc. (2)	2,088,006	5.2%
Wellington Management Company, LLP (3)	3,838,756	9.5%
Westfield Capital Management Co. LLC (4)	2,817,647	7.0%

Directors:
Xun (Eric) Chen	0	*
Gary E. Dickerson	124,671	*
Robert W. Dutton	29,600	*
Angus A. MacNaughton	59,000	*
Dennis G. Schmal	18,000	*
Elizabeth E. Tallett	59,824	*
Richard A. Aurelio (Executive Chairman)	322,027	*

Other Named Executive Officers:
Robert J. Halliday	165,367	*
Yong-Kil Kim	183,435	*
Stan Yarbro	20,157	*
All current directors and executive officers as a group (14 persons): (5)	1,160,739	2.9%

*	Less than 1%.

(1)	The number of shares of common stock beneficially owned by each 5% stockholder, director or executive officer is determined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares subject to stock options, restricted stock or other similar rights with respect to which the individual has the right to acquire sole or shared voting or investment power within 60 days after December 12, 2005. The number of shares of common stock listed as beneficially owned in the table above includes shares issuable upon exercise of options exercisable within 60 days after December 12, 2005 for the following stockholders: Mr. Dickerson (51,563 shares), Dr. Dutton (29,000 shares), Mr. MacNaughton (59,000 shares), Mr. Schmal (18,000 shares), Ms. Tallett (59,224 shares), Mr. Aurelio (296,422 shares), Mr. Halliday (147,809 shares), Mr. Kim (165,309 shares), Mr. Yarbro (3,125 shares) and the other executive officers (143,466 shares). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table above. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)

As reported by the beneficial owners in a Schedule 13G/A filed with the SEC on August 10, 2005. The securities reported as beneficially owned by Franklin Resources, Inc. (“FRI”) are held by one or more open or closed-end investment companies or other managed accounts, which are advised by direct and indirect investment advisory subsidiaries (the “Adviser Subsidiaries”) of FRI under contracts which grant to the Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients.

Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities indicated as beneficially owned in the above table. The address for FRI, the Principal Shareholders and each of the Advisor Subsidiaries is One Franklin Parkway, San Mateo, CA 94403.

(3)	As reported by the beneficial owner in a Schedule 13G filed with the SEC on February 14, 2005. Wellington Management Company, LLP (“Wellington”) is an investment advisor registered under the 1940 Act and has sole power to vote or direct the vote of 2,469,200 shares of common stock and the sole power to dispose of or direct the disposition of 3,838,756 shares of common stock. The address for Wellington is 75 State Street, Boston, MA 02109.

(4)	As reported by the beneficial owner in a Schedule 13G/A filed with the SEC on February 14, 2005. Westfield Capital Management Co. LLC (“Westfield”) is an investment advisor registered under the 1940 Act and has sole power to vote or direct the vote of 2,459,673 shares of common stock and the sole power to dispose of or direct the disposition of 2,817,647 shares of common stock. The address for Westfield is One Financial Center, Boston, MA 02111.

(5)	Includes 972,918 shares of common stock issuable upon exercise of options exercisable within 60 days after December 12, 2005.

PROPOSAL 1

ELECTION OF DIRECTOR

We have a classified Board of Directors consisting of one Class I Director, three Class II Directors and two Class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class II Directors have terms expiring at the 2007 Annual Meeting and the Class III Directors have terms expiring at the 2008 Annual Meeting. At the 2006 Annual Meeting, one Class I Director will be elected for a three-year term expiring at the 2009 Annual Meeting. At the 2005 Annual Meeting two Class III Directors were elected. The Board of Directors appointed Mr. Dickerson as a Class I Director on October 16, 2004. Effective as of December 31, 2004, Ernest L. Godshalk, III, one of our Class I Directors, resigned as a Director of Varian Semiconductor and retired as President and Chief Operating Officer. Mr. MacNaughton has decided to retire and therefore will not stand for reelection as a Class I Director at the 2006 Annual Meeting. At this time, the Board of Directors has not identified an individual to fill the vacancy Mr. MacNaughton’s retirement will create. Proxies cannot be voted for a greater number of persons than the number of nominees named.

At the 2006 Annual Meeting, the persons named in the enclosed proxy will vote to elect Mr. Dickerson as a Class I Director, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect Mr. Dickerson as a Class I Director. The Class I nominee will be elected to hold office until the 2009 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Dickerson has indicated his willingness to serve, if elected. However, if the nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

The Board of Directors believes the election of Gary E. Dickerson as Class I Director is in our best interests and those of our stockholders and recommends a vote “FOR” the election of Gary E. Dickerson as a Class I Director.

There are no family relationships between or among any officers or directors of Varian Semiconductor.

Set forth below are the name and age of each continuing member of the Board of Directors (including the nominee for election as a Class I Director), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of Varian Semiconductor. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of December 12, 2005, appears above under the heading “Principal Stockholders.”

Name and Age	Principal Occupation and Business Experience
Director whose Term Expires in 2006 (Class I Director)

Gary E. Dickerson, 48	Mr. Dickerson has served as our Chief Executive Officer and a director of Varian Semiconductor since October 2004. Prior to joining us, Mr. Dickerson was President and Chief Operating Officer of KLA-Tencor Corporation from July 2002 to April 2004. From July 1999 to June 2002, he served as Chief Operating Officer of KLA-Tencor Corporation. Previously, Mr. Dickerson was the Executive Vice President of the Customer Group from July 1997 to June 1999, Group Vice President for the Wafer Inspection Group from January 1996 to June 1997, and General Manager of the Wisard Division from July 1994 to December 1995 at KLA-Tencor Corporation.

Name and Age	Principal Occupation and Business Experience
Directors whose Terms Expire in 2007 (Class II Director)

Robert W. Dutton, 61	Dr. Dutton served as a director of Varian Associates, Inc. (“VAI”) from 1996 until April 1999 and has served as a director of Varian Semiconductor since our spin-off from VAI in April 1999. Dr. Dutton is Director of Integrated Circuits Laboratory in the Department of Electrical Engineering at Stanford University and he has held various positions at Stanford University since 1971.

Dennis G. Schmal, 58	Mr. Schmal served as a director of Varian Semiconductor since August 13, 2004. Mr. Schmal is a retired audit partner from Arthur Andersen, where he spent 27 years. He retired from Arthur Andersen in April 1999. Mr. Schmal continues to perform a variety of part-time consulting services for a number of companies. Mr. Schmal also serves as a director of Pacific Metrics Corporation, a private educational assessment and software company, and MCF Corporation, a public securities and investment banking firm.

Xun (Eric) Chen, 36	Dr. Chen served as a director of Varian Semiconductor since March 25, 2004. From July 2002 until the present, Dr. Chen has served as a Chief Executive Officer of Brion Technologies, Inc., a privately held technology company based in California. From October 2, 1999 until July 2002, Dr. Chen was a Vice President in the Equity Research Department of J.P. Morgan Chase.

Directors Whose Terms Expire in 2008 (Class III Director)

Richard A. Aurelio, 61	Mr. Aurelio was appointed Executive Chairman in October 2004 and previously served as our Chairman and Chief Executive Officer since February 2001. From April 1999 to February 2001, he served as our President and Chief Executive Officer. Prior to April 1999, he was the Executive Vice President of VAI responsible for the Semiconductor Equipment Business. Mr. Aurelio joined VAI in 1991 from a position as Executive Vice President of ASM Lithography, a European-based company, where he was also President of its U.S. affiliate. Mr. Aurelio was hired as President of VAI’s Semiconductor Equipment Business in 1991 and was elevated to Executive Vice President of VAI in 1992. Mr. Aurelio also served as a director of Mykrolis Corporation from February 2002 until November 2004. He has been a director of Brion Technologies since September 2002.

Elizabeth E. Tallett, 56	Ms. Tallett served as a director of VAI prior to our spin-off in April 1999 and has served as a director of Varian Semiconductor since May 2001. From December 2000 to May 2001, Ms. Tallett served as an advisory board member. Ms. Tallett has been a principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was also President and CEO of Dioscor, Inc. from April 1996 until July 2003, and of Marshall Pharmaceuticals, Inc. from November 2000 until January 2003, both specialty pharmaceutical firms. Ms. Tallett was President and CEO of Ellard Pharmaceuticals, Inc. and Galenor, Inc., both biopharmaceutical companies, from 1997 to 2000 and 1999 to 2000, respectively. Ms. Tallett is also a director of Coventry Health Care, Inc., Immunicon, Inc., IntegraMed America Inc., The Principal Financial Group and Varian, Inc.

Board of Directors and Committee Meetings

The Board of Directors held eight meetings during fiscal year 2005. Each director attended at least 75% of the aggregate number of meetings held, while he or she was a director, by the Board of Directors and by any committee on which he or she served. Stockholders may send communications other than director nominations and stockholder proposals for our 2007 Annual Meeting to the Board of Directors to the following electronic mailing address: boardofdirectors@vsea.com, or to the following physical mailing address: The Board of Directors, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road M/S GL02, Gloucester, MA 01930-2297. The process for a stockholder to nominate a director is set forth below under “Nomination of Directors” and the process for stockholder proposals for the 2007 Annual Meeting is set forth under “Information about Stockholder Proposals for 2007 Annual Meeting.”

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We also have a Technology Committee, the purpose of which is to periodically examine management’s direction and investment in Varian Semiconductor’s research and development and technology initiatives and report periodically to the Board of Directors on such matters.

The Audit Committee

The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between our independent accountants and the Board of Directors. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, approves the scope of the annual audit by the independent registered public accounting firm, reviews audit findings and accounting policies, assesses the adequacy of internal accounting controls and disclosure controls and risk management and reviews and approves our financial disclosures. The Audit Committee also meets privately, outside the presence of our management, with the independent registered public accounting firm.

The Audit Committee’s specific responsibilities are set forth in its written charter which is available in the investor section of our website www.vsea.com. The information contained on the Varian Semiconductor website is neither included in nor incorporated by reference into this proxy statement. The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function and the independent accountant’s qualifications, independence and performance. The Audit Committee’s Report for fiscal year 2005 is printed below on pages 21 to 23.

The Audit Committee held ten meetings during fiscal year 2005. The current members of the Audit Committee are Dr. Chen, Dr. Dutton, Mr. MacNaughton, Mr. Schmal and Ms. Tallett. The current Chairperson of the Audit Committee is Mr. Schmal. Each member of the Audit Committee is “independent” as defined under Rule 4200 of the NASDAQ Stock Market, Inc. corporate governance rules. The Board of Directors has determined that Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is considered “independent” as that term is used in Item 7(d)(3) of Schedule 14A under the Exchange Act.

The Compensation Committee

The Board of Directors also has a standing Compensation Committee, which provides recommendations to the Board of Directors regarding our compensation programs. The Compensation Committee’s specific responsibilities are set forth in its written charter which is available in the investor section of our website www.vsea.com. The Compensation Committee is responsible for determining the compensation of corporate officers, granting equity-based awards, adopting and amending equity-based and other employee benefit plans, hiring and terminating corporate officers, negotiating the terms of any employment agreements and arrangements with corporate officers and periodically reviewing and making recommendations regarding the compensation of directors. Each year, as the SEC requires, the Compensation Committee will report on executive compensation.

The Compensation Committee’s Report on Executive Compensation for fiscal year 2005 is printed below on pages 17 to 20. The Compensation Committee held ten meetings during fiscal year 2005. The current members of the Compensation Committee are Dr. Chen, Dr. Dutton, Mr. MacNaughton, Mr. Schmal and Ms. Tallett. The current Chairperson of the Compensation Committee is Ms. Tallett.

The Nominating and Corporate Governance Committee

The Board of Directors also has a standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s specific responsibilities are set forth in its written charter which is available in the investor section of our website at www.vsea.com. The Nominating and Corporate Governance committee recommends nominees to the Board of Directors for election at the annual meeting of stockholders, proposes candidates qualified to fill any vacancies on the Board of Directors, recommends candidates for membership and the position as chair on the various committees of the Board of Directors, recommends candidates to serve as our executive officers, develops and recommends to the Board of Directors corporate governance principles, oversees the evaluation of the Board of Directors and management and performs any other duties assigned by the Board of Directors. The Nominating and Corporate Governance Committee does consider stockholder nominees for director. Stockholders may nominate candidates for election to the Board of Directors by following the procedures set forth under “Nomination of Directors” below.

The Nominating and Corporate Governance Committee held four meetings during fiscal year 2005. The current members of the Nominating and Corporate Governance Committee are Dr. Chen, Dr. Dutton, Mr. MacNaughton, Mr. Schmal and Ms. Tallett. The current Chairperson of the Nominating and Corporate Governance Committee is Dr. Chen.

Code of Business Conduct and Ethics

We have an established code of business conduct and ethics that complies with SEC and NASDAQ rules. Our code of business conduct and ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. A copy of our code of business conduct and ethics is available on our website at www.vsea.com.

Transactions With Related Parties

We have a policy that all material transactions between Varian Semiconductor and our officers, directors and other affiliates must (1) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (2) be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our insiders, our directors, executive officers and holders of more than 10% of shares of our common stock, file with the SEC initial reports of ownership and reports of changes in ownership of shares of our common stock and other equity securities of Varian Semiconductor.

To our knowledge, based solely on a review of copies of such reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from the reporting persons, Varian Semiconductor believes that during fiscal year 2005 its reporting persons made all filings required of them, except that the following forms were filed late:

Forms 3 reporting the holdings of 706 shares of common stock and 97,000 options to purchase common stock for Gary Loser; 3,458 shares of common stock and 232,000 options to purchase common stock for Dr. Kim; and 366 shares of common stock and 82,001 options to purchase common stock for Walter Sullivan were all filed 60 days late.

Forms 4 reporting the grant of options to purchase 7,000 shares of our common stock in February 2005 were filed one day late by each of Dr. Chen and Mr. Schmal.

Forms 4 reporting the exercise of options to purchase 75,000 shares of common stock in July 2005 and 100,000 shares of common stock in September 2005 by Mr. Aurelio were each filed one day late.

Forms 4 reporting the sale of 652 shares of common stock by John Aldeborgh and 562 shares of common stock by Thomas Baker, both in August 2005, were each filed one day late.

Nomination of Directors

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to the Board of Directors nominees for election or re-election to the Board of Directors and will consider nominations submitted by stockholders.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that is diverse and has a significant breadth of experience, knowledge and abilities that shall assist the Board of Directors in fulfilling its responsibilities. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating and Corporate Governance Committee reviews a potential new candidate, they look specifically at the candidate’s qualifications in light of the needs of the Board of Directors at that time given the then current mix of director attributes.

Generally, in nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, honesty and a commitment to understand us and our industry and to attend and participate in meetings. The nominees should also have demonstrated business acumen, experience and the ability to exercise sound judgments in matters that relate to our current and long-term objectives, should be willing and able to contribute positively to the decision-making process and should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill his or her responsibility as a director. Any nominee should normally be able to serve a three-year term as director before turning 70. In addition, all nominations attempt to ensure that the Board of Directors will encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities. The Board of Directors has not established any term limits to an individual’s membership as a director.

To recommend a nominee, a stockholder must give notice to the Board of Directors, at our registered address: c/o the Secretary of the Board of Directors, 35 Dory Road, Gloucester, MA 01930-2297. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice for the 2007 Annual Meeting must be given no later than the deadline for other stockholder proposals for that meeting as is described in “Information About Stockholder Proposals for 2007 Annual Meeting” below. Once we receive the recommendation, the Nominating and Corporate Governance Committee will evaluate the candidate and may contact the candidate for additional information, including certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to any inquiries within the time frame provided in order to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not pay any fees to any third party to assist us in identifying or evaluating any potential nominees for director during fiscal year 2005. The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2006 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or accrued by us during fiscal years 2005, 2004 and 2003 to, or on behalf of, Varian Semiconductor’s Chief Executive Officer and each of its four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 during fiscal year 2005. We refer to the Chief Executive Officer and such other executive officers as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation							Long-Term Compensation
Name and Principal Position	Year (1)	Salary		Bonus (2)		Other Annual Compensation (3)			Restricted Stock		Number of Shares Underlying Options	All Other Compensation
Richard A. Aurelio Executive Chairman (4)	2005 2004 2003	$ $ $	380,770 611,250 657,404	$ $ $	440,000 855,000 557,925	$ $ $	209,753 148,329 370,414	(5) (7) (9)	$ $ $	— — —	— 80,000 60,000	$ $ $	116,176 173,578 149,241	(6) (8) (10)
Gary E. Dickerson Chief Executive Officer (4)	2005 2004 2003	$ $ $	518,296 — —	$ $ $	1,100,000 — —	$ $ $	1,338 — —	(11)	$ $ $	2,139,656 — —	300,000 — —	$ $ $	233,440 — —	(12)
Robert J. Halliday Executive Vice President, Treasurer and Chief Financial Officer	2005 2004 2003	$ $ $	297,142 242,500 224,231	$ $ $	420,000 425,000 133,210	$ $ $	6,876 14,726 7,223	(13) (15) (17)	$ $ $	398,583 — —	26,250 50,000 25,000	$ $ $	71,312 67,858 36,446	(14) (16) (18)
Yong-Kil Kim Executive Vice President, Asia Business Development	2005 2004 2003	$ $ $	266,223 220,423 216,000	$ $ $	371,000 285,300 89,960	$ $ $	71,891 72,204 70,186	(19) (21) (23)	$ $ $	398,583 — —	26,250 50,000 25,000	$ $ $	62,102 49,648 30,923	(20) (22) (24)
Stanley Yarbro Executive Vice President, Sales	2005 2004 2003	$ $ $	225,975 — —	$ $ $	400,000 — —	$ $ $	1,900 — —	(25)	$ $ $	585,416 — —	54,375 — —	$ $ $	52,354 — —	(26)

(1)	Fiscal year 2005 comprised a 52-week period ended September 30, 2005. Fiscal year 2004 comprised a 52-week period ended October 1, 2004. Fiscal year 2003 comprised a 53-week period ended October 3, 2003.

(2)	The bonuses disclosed in the Bonus column were all awarded under the Management Incentive Plan, except that the bonus amount disclosed for Mr. Yarbro for fiscal year 2005 includes a payment of $50,000 pursuant to a signing bonus. Bonuses earned under the Management Incentive Plan in fiscal year 2005 were paid by us to the Named Executive Officers in November 2005. Bonuses earned under the Management Incentive Plan in fiscal year 2004 were paid by us to the Named Executive Officers in November 2004. Bonuses earned under the Management Incentive Plan in fiscal year 2003 were paid by us to the Named Executive Officers in November 2003.

(3)	Excludes perquisites and other personal benefits unless the aggregate amount of such payments exceeded $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officers.

(4)	Effective as of October 16, 2004, Mr. Aurelio resigned as Chief Executive Officer. He continues to serve as Executive Chairman and began receiving a base salary of $300,000 in January 2005. Mr. Aurelio remains eligible to participate in our Management Incentive Plan. Mr. Dickerson was appointed Chief Executive Officer as of October 16, 2004. Mr. Dickerson’s compensation is described below under the headings “Report of the Compensation Committee.”

(5)	Includes $72,900 for personal use of a company-leased automobile. Also includes $74,396 for reimbursement for financial planning services paid by Mr. Aurelio and $62,457 for reimbursement of taxes on all other annual compensation.

(6)	Consists of our contribution (including interest) of $102,426 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

(7)	Includes $49,551 for personal use of a company-leased automobile. Also includes $47,433 for reimbursement for financial planning services paid by Mr. Aurelio and $51,345 for reimbursement of taxes on all other annual compensation.

(8)	Consists of our contribution (including interest) of $160,828 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $12,750 to the executive’s 401(k) plan account.

(9)	In 1991, when VAI recruited Mr. Aurelio, VAI provided Mr. Aurelio with $500,000 in relocation financing to purchase a residence near VAI’s headquarters. Repayment was to be made no later than 2021. At our request, and as permitted by the terms of the note, Mr. Aurelio repaid this note in full during fiscal year 2003. In connection with Mr. Aurelio’s early repayment of the note, we agreed to forgo all accrued interest on the note, or $258,086. Includes $49,403 for personal use of company-leased automobile. Also includes $17,927 for reimbursement for financial planning services paid by Mr. Aurelio and $44,998 for reimbursement of taxes on all other annual compensation.

(10)	Consists of our contribution (including interest) of $137,491 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $11,750 to the executive’s 401(k) plan account.

(11)	Consists of $1,338 for reimbursement of taxes on all other annual compensation.

(12)	Consists of our contribution (including interest) of $138,354 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account and reimbursement for relocation expenses of $81,336.

(13)	Consists of $6,876 for reimbursement of taxes on all other annual compensation.

(14)	Consists of our contribution (including interest) of $57,562 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

(15)	Consists of $14,726 for reimbursement of taxes on all other annual compensation.

(16)	Consists of our contribution (including interest) of $55,108 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $12,750 to the executive’s 401(k) plan account.

(17)	Consists of $7,223 for reimbursement of taxes on all other annual compensation.

(18)	Consists of our contribution (including interest) of $24,696 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $11,750 to the executive’s 401(k) plan account.

(19)	Consists of $18,391 for expatriate goods and services allowance. Also includes $53,500 for reimbursement of housing costs and school tuition provided by us to an expatriate employee.

(20)	Consists of our contribution (including interest) of $48,352 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

(21)	Consists of $18,751 for expatriate goods and services allowance. Also includes $53,453 for reimbursement of housing costs and school tuition provided by us to an expatriate employee.

(22)	Consists of our contribution (including interest) of $36,898 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $12,750 to the executive’s 401(k) plan account.

(23)	Consists of $19,472 for expatriate goods and services allowance. Also includes $50,714 for reimbursement of housing costs and school tuition provided by us to an expatriate employee.

(24)	Consists of our contribution (including interest) of $19,173 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $11,750 to the executive’s 401(k) plan account.

(25)	Consists of $1,900 for reimbursement of taxes on all other annual compensation.

(26)	Consists of our contribution (including interest) of $38,604 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $13,750 to the executive’s 401(k) plan account.

Option Grants in Last Fiscal Year

The following table contains information regarding option grants by us to our Named Executive Officers during the fiscal year ended September 30, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share (1)	Expiration Date

Name					5%	10%

Richard A. Aurelio	—	—	—	—	—	—

Gary E. Dickerson	125,000	11.7%	$31.98	10/18/2011	$1,627,384	$3,792,497
	50,000	4.7%	$35.35	11/12/2011	$719,550	$1,676,857
	125,000	11.7%	$35.31	03/18/2013	$2,107,369	$5,047,515

Robert J. Halliday	15,000	1.4%	$35.35	11/12/2001	$215,865	$503,057
	11,250	1.1%	$35.31	03/18/2013	$189,663	$454,276

Yong-Kil Kim	15,000	1.4%	$35.35	11/12/2011	$215,865	$503,057
	11,250	1.1%	$35.31	03/18/2013	$189,663	$454,276

Stanley K. Yarbro	50,000	4.7%	$34.60	11/01/2011	$704,284	$1,641,281
	2,500	0.2%	$35.35	11/12/2011	$35,977	$83,843
	1,875	0.2%	$35.31	03/18/2013	$31,611	$75,713

(1)	The exercise price per share of each option was equal to the fair market value per share of our common stock on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of shares of our common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table set forth below contains certain information regarding each exercise of a stock option during the fiscal year ended September 30, 2005 by our Named Executive Officers, and the number and value of the securities underlying unexercised options held by each of the Named Executive Officers as of September 30, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Aurelio	375,000	$11,597,163	282,810	53,886	$3,732,482	$699,912
Gary E. Dickerson	—	$—	—	300,000	$—	$2,532,250
Robert J. Halliday	20,000	$308,740	136,698	58,052	$1,592,498	$572,048
Yong-Kil Kim	—	$—	185,031	58,219	$2,525,679	$574,770
Stanley K. Yarbro	—	$—	—	54,375	$—	$419,288

(1)	Represents the per share value of the shares of our common stock at the time the option was exercised, less the per share option exercise price, multiplied by the number of shares acquired on exercise of such option.

(2)	Based on the fair value of the closing price of a share of our common stock on September 30, 2005 (i.e., $42.37), less the option exercise price, multiplied by the number of shares underlying the options.

Agreements with Named Executive Officers

Change in Control Agreements

The Named Executive Officers and certain other of our executive officers are parties to change in control agreements with us. Under these agreements, a change in control of Varian Semiconductor is defined to occur if:

•	any individual or group becomes the beneficial owner (as defined in Section 13 of the Exchange Act) of 30% or more of the voting power of our outstanding securities;

•	the “continuing directors” cease to constitute at least a majority of the Board of Directors. “Continuing directors” are defined as our directors as of the date of the executive’s agreement and any successor to any such director who was nominated or selected by a majority of the continuing directors in office at the time of the director’s nomination or selection and who is not an “affiliate” or an “associate” (as defined under the Exchange Act) of any person who is the beneficial owner of more than 10% of the combined voting power of Varian Semiconductor;

•	there occurs a reorganization, merger, consolidation or other corporate transaction involving Varian Semiconductor in which the stockholders of Varian Semiconductor immediately prior to such transaction do not own more than 50% of the combined voting power of Varian Semiconductor (or of a successor entity resulting from such transaction) after such transaction; or

•	all or substantially all of our assets are sold, liquidated or distributed.

In certain circumstances, the Board of Directors can declare that change in control will not be considered to have occurred, despite the occurrence of one of the above-listed events. With certain exceptions, these agreements each provide that the executive officer will forfeit his or her benefits under the agreement if he or she voluntarily leaves our employ during the process of a tender offer, merger negotiations or in certain other circumstances that could lead to a change in control. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of Varian Semiconductor, and to enhance our ability to attract and to retain executives. Each agreement provides that if within 18 months of a change in control (i) we terminate the executive’s employment other than by reason of his or her death, disability, retirement or for “cause” (as defined in the applicable agreement) or (ii) the executive terminates his or her employment for “good reason” (as defined in the applicable agreement), the executive will receive:

•	a lump sum severance payment equal to 2.99 (in the case of the Chief Executive Officer) or 2.50 (in the case of certain other designated executives) multiplied by the sum of (1) the executive’s annual base salary, (2) the highest annual bonus earned by the executive in any of the three most recent fiscal years ending prior to the date of termination and (3) the highest cash bonus for a performance period of more than one fiscal year that was earned by the executive in any of the three fiscal years ending prior to the date of termination;

•	a pro rata portion of the executive’s target bonus for the fiscal year in which the executive’s termination occurs, and for any other partially completed bonus performance period at the time of the executive’s termination;

•	full exercisability of unvested stock options and full release of restrictions on restricted stock;

•	continued receipt of benefits under life, medical, dental, vision and disability insurance plans, as well as the financial and tax counseling plan, until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with Varian Semiconductor;

•	the right to purchase any company-leased automobile then in possession of the executive; and

•	a gross-up payment such that if any payments and benefits received by the executive from Varian Semiconductor would subject that person to the excise tax contained in Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executive will be entitled to receive an additional payment that will place the executive in the same after-tax economic position that the executive would have enjoyed if such excise tax had not applied.

These agreements also provide that if, following a change in control, the executive’s employment is terminated due to death or disability, the executive will receive death or long-term disability benefits no less favorable than the most favorable benefits to which the executive would have been entitled had the death or disability occurred at any time in the one-year period prior to the change in control.

Mr. Godshalk entered into a Retirement Agreement and General Release with Varian Semiconductor on December 8, 2004, whereby he resigned from his position as a director of Varian Semiconductor and as President and Chief Operating Officer effective as of December 31, 2004. The Retirement Agreement and General Release between Mr. Godshalk and Varian Semiconductor superseded the Change in Control Agreement, dated February 16, 2001, between Mr. Godshalk and Varian Semiconductor.

Compensation of Directors

Executive Chairman of the Board of Directors

Mr. Aurelio serves as the Executive Chairman of the Board of Directors and effective January 2005, began receiving an annual base salary of $300,000. Mr. Aurelio is also eligible to participate in our Management Incentive Plan.

Fiscal Year 2005

Each non-employee director received the following cash compensation in consideration for his or her service on the Board of Directors for the fiscal year ending 2005 (except as where otherwise provided):

•	$35,000 annual cash retainer (as described in further detail below);

•	$2,500 for each meeting of the Board of Directors that a director attends in person;

•	$1,000 for each telephonic meeting of the Board of Directors that a director attends telephonically;

•	$1,000 for attending any meeting of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or the Technology Committee;

•	In the event that a director is appointed Chairman of the Audit Committee, such director will receive an additional $10,000 annual cash retainer for his or her services as Chairman; and

•	In the event that a director is appointed Chairman of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee or Chairman of the Technology Committee, such director will receive an additional $6,000 annual cash retainer for his or her services as Chairman.

In addition, on November 12, 2004, the Board of Directors adopted a clarifying resolution with respect to the annual cash retainer of $35,000 that provided, effective as of August 15, 2003, each non-employee director is eligible for a $35,000 annual cash retainer in consideration of his or her service on the Board of Directors, to be paid by Varian Semiconductor (a) for the period beginning on the first business day following the Annual Meeting of Stockholders of Varian Semiconductor held in 2003 and ending on the day of the Annual Meeting of Stockholders held in 2004, in a single installment of $35,000 (prorated for each non-employee director whose service began on a date subsequent to the first business day following the 2003 Annual Meeting of Stockholders) paid as soon as practicable following August 15, 2003, and (b) with respect to each subsequent approximately one-year period between consecutive Annual Meetings of Stockholders, in two installments, consisting of a first payment of $17,500 due on the first business day following the Annual Meeting of Stockholders (beginning with the Annual Meeting of Stockholders held in 2004) and a second payment of $17,500 due on the date which is six months after the date of such Annual Meeting of Stockholders (or the next business day thereafter, if such day is not a business day) for so long as the non-employee director serves as such; provided, however, that if a non-employee director’s service begins in the period between semi-annual installments of the annual cash compensation for non-employee directors, such director will be paid $17,500 prorated to reflect the portion of such period remaining after his or her commencement of service; and; provided further, however, that if a non-employee director is no longer serving as a non-employee director of Varian Semiconductor (e.g., due to resignation, retirement or other termination of service) on any applicable payment date, he or she will not be entitled to the installment of the annual cash compensation otherwise due on such date or any portion thereof.

In addition, the Board of Directors approved an amendment to the Omnibus Stock Plan, effective November 12, 2004, which amendment was approved by stockholders on February 24, 2005, to provide that each non-employee director receives a non-qualified stock option grant to purchase 12,000 shares of our common stock on the date of the non-employee director’s appointment or initial election as our non-employee director. In light of this change, on November 12, 2004, the Compensation Committee granted 7,000 non-qualified stock options to Mr. Schmal and Dr. Chen, who were previously appointed in August 2004 and March 2004, respectively, and received grants of 5,000 non-qualified stock options on the date of appointment. In addition, the Board of Directors approved an amendment to the Omnibus Stock Plan, which amendment was approved by stockholders on February 24, 2005, to provide that each non-employee director also receives annually, beginning with the first Annual Meeting of Stockholders following his or her appointment or initial election, a non-qualified stock option grant to purchase 6,000 shares of our common stock. In accordance with the Amended and Restated Omnibus Stock Plan, the non-qualified stock options are granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant and are fully exercisable on the date of grant.

On December 8, 2005, our Board of Directors adopted, subject to stockholder approval, the 2006 Stock Incentive Plan, which is described in Proposal 2.

Indebtedness of Management

No members of management or of our Board of Directors have any outstanding indebtedness to us.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2005 were Dr. Chen, Dr. Dutton, Mr. MacNaughton, Mr. Schmal and Ms. Tallett. All members of the Compensation Committee satisfy the independent director standards as defined by current NASDAQ rules and are “outside directors” for purposes of Rule 162(m) of the Code, and are “non-employee directors” for purposes of Section 16 of the Exchange Act. No interlocking relationship, as defined in the Exchange Act exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

Equity Compensation Plan Information

We maintain two equity plans, the Amended and Restated Omnibus Stock Plan and the Employee Stock Purchase Plan, both of which have been approved by our stockholders. The following table provides information regarding the shares of our common stock authorized for issuance under our equity compensation plans as of September 30, 2005.

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (1)
Equity Compensation Plans Approved by Security Holders	4,411,524	$33.19	1,533,541
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	4,411,524	$33.19	1,533,541

(1)	Includes 118,444 shares of our common stock issuable under the Employee Stock Purchase Plan and 1,415,097 shares of our common stock issuable under the Amended and Restated Omnibus Stock Plan, of which 140,088 may be granted in the form of restricted stock. The weighted average remaining contractual life of all options outstanding under the Amended and Restated Omnibus Stock Plan is 5.6 years.

Report of the Compensation Committee

The compensation program for executive officers of Varian Semiconductor is administered by the Compensation Committee, whose members are all “independent” (as defined under the applicable rules of the NASDAQ Stock Market, Inc.), non-employee directors of Varian Semiconductor. Varian Semiconductor’s executive compensation program is designed to retain and reward the executives who are leading Varian Semiconductor in the achievement of its business objectives.

Compensation Objectives and Philosophy.    The objectives of the executive compensation program are: (1) to align compensation with business objectives and individual performance and (2) to attract, retain and reward executive officers who contribute to the long-term success of Varian Semiconductor. Varian Semiconductor’s executive compensation philosophy is based on the principles of sustained performance and competitive and fair compensation.

Sustained Performance.    Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-established strategic and business plan goals are met for each executive, including such specific factors as the achievement of operating budgets, attainment of market share goals, continued customer satisfaction, development of targeted product segments and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and company values are fostered.

In evaluating each executive officer’s performance, the Compensation Committee generally conforms to the following process:

•	Company and individual goals and objectives generally are set at the beginning of the performance cycle.

•	At the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his or her contributions to Varian Semiconductor are evaluated.

•	The executive’s performance is then compared with that of peers within Varian Semiconductor, and the results are communicated to the executive.

•	The results, combined with compensation practices of other companies in the industry, are then used to determine base salary, cash bonuses and equity-based award levels.

Competitive and Fair Compensation.    Varian Semiconductor is committed to providing an executive compensation program that helps attract and retain highly qualified executives. An outside compensation consulting firm is engaged to provide an independent analysis of the programs and practices for the executive officers of Varian Semiconductor and to assist in the formulation of recommendations relating to the appropriate level and mix of compensation for the executive officers of Varian Semiconductor. To ensure that compensation is competitive, with the assistance of an outside compensation consulting firm and the utilization of nationally recognized compensation surveys in the technology sector, Varian Semiconductor annually compares its compensation practices with those of other companies in the industry and takes the results into consideration when establishing its compensation guidelines for executives. In light of the foregoing, Varian Semiconductor believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in companies with similar businesses and of comparable size and success.

Compensation for Varian Semiconductor’s executive officers primarily consists of three elements—base salary, cash bonuses and equity-based awards. Generally, increases in base salaries, the payment of cash bonuses and the grant of equity-based awards are based on actual corporate and individual performance against targeted performance and various objective performance criteria. Targeted performance criteria vary for each executive and are based on his or her area of responsibility. Subjective performance criteria include an executive’s ability to motivate others, recognize and pursue new business opportunities and initiate programs to enhance Varian Semiconductor’s growth and success.

Base Salary.    The base salaries for executives are generally set by reviewing the performance of the individual, compensation for competitive positions in the market and the historical compensation levels of the executives.

Cash Bonuses.    The 2004 Management Incentive Plan (the “2004 MIP”) is a cash-based incentive plan for Varian Semiconductor’s executive officers and other key employees. Pursuant to the 2004 MIP, the Compensation Committee establishes performance goals and a target award and a maximum award for each participant. The target award and maximum award are based on a percentage of the participant’s base salary. The qualitative measurement areas for the fiscal year 2005 performance goals, as established by the Compensation Committee, were as follows: (i) the attainment of market share goals; (ii) profitability; and (iii) product development. In addition, for certain executive officers, individual goals were established (e.g., success in certain regions where Varian Semiconductor conducts business or the success of certain divisions of Varian Semiconductor). After the completion of fiscal year 2005, the Compensation Committee evaluated whether the performance goals for each executive officer were achieved. Payouts under the 2004 MIP were made in a lump sum cash payment following the completion of fiscal year 2005.

On December 8, 2005, our Board of Directors adopted, subject to stockholder approval, the 2006 Management Incentive Plan, which is described in Proposal 3.

Equity-Based Awards.    Compensation at the executive officer level also includes the long-term incentives offered by equity-based awards. To best align executive officers’ interests with the long-term interests of Varian Semiconductor stockholders, Varian Semiconductor uses stock options and restricted stock as its long-term equity-based incentive vehicles. These programs are designed to assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with Varian Semiconductor and his or her contributions to Varian Semiconductor, including his or her success in achieving the individual performance criteria described above. Prior to fiscal year 2005, option grants generally had a three-year vesting period to encourage key employees to continue in the employ of Varian Semiconductor. The Compensation Committee determined that it was in the best interests of Varian Semiconductor and its stockholders to increase the standard vesting schedule from three years to four years for option grants made in fiscal year 2005. The Compensation Committee began in fiscal year 2005 to utilize grants of restricted stock to attract talented individuals to accept employment with Varian Semiconductor and to motivate such executive officers. The Compensation Committee may continue to utilize grants of restricted stock in the future to attract other talented individuals to accept employment with Varian Semiconductor, to assist in the retention of executive officers and to provide motivational incentives to executive officers.

In addition, executive officers may acquire shares of Varian Semiconductor common stock through a non-compensatory employee stock purchase plan that is intended to meet the requirements of Section 423 of the Code. Employees who elect to participate in this plan are able to purchase shares of Varian Semiconductor common stock at a 15% discount from the market value per share of the common stock on either the first day or last day of the offering period, whichever is lower. The plan permits an enrolled employee to have withheld from his or her salary an amount between 1% and 10% of compensation, which is used to purchase shares of common stock. Purchases occur at the end of option periods, which are of six-months’ duration.

Compensation of Chief Executive Officer.    The Compensation Committee determines the compensation of Varian Semiconductor’s Chief Executive Officer based on the policies and procedures described above for all executive officers. In addition, for fiscal year 2005, the Compensation Committee took into consideration the following factors: (1) Varian Semiconductor’s performance relative to its competitors; (2) Varian Semiconductor’s status as the leading supplier of ion implantation systems; (3) the ability to meet or exceed Varian Semiconductor’s internal targets; and (4) Varian Semiconductor’s level of compensation compared to the compensation of other chief executive officers.

Richard A. Aurelio.    Effective as of October 16, 2004, Mr. Aurelio resigned as Chief Executive Officer, although he continues to serve as Executive Chairman of our Board of Directors. In fiscal year 2005, Mr. Aurelio received the following compensation: (1) salary of $380,770; (2) incentive bonus of $440,000; (3) an aggregate of $116,176 in 401(k) and Supplemental Retirement Plan contributions and (4) other compensation of $209,753, which included $72,900 for personal use of a company-leased automobile, $74,396 for reimbursement of financial planning services paid by Mr. Aurelio and $62,457 for reimbursement of taxes on all other annual compensation.

Gary E. Dickerson.    Effective October 16, 2004, Mr. Dickerson was appointed as Varian Semiconductor’s Chief Executive Officer. Mr. Dickerson’s compensation was determined by the Compensation Committee based on the policies and procedures described above for all executive officers. In fiscal year 2005, Mr. Dickerson received the following compensation: (1) salary of $518,296; (2) incentive bonus of $1,100,000; (3) an aggregate of $233,440 in 401(k), Supplemental Retirement Plan contributions and relocation expenses; and (4) $1,338 for reimbursement of taxes on all other annual compensation. In addition, in fiscal year 2005, Mr. Dickerson was awarded the following grants: an option to purchase 125,000 shares of Varian Semiconductor’s common stock at an exercise price of $31.98 per share, an option to purchase 50,000 shares of Varian Semiconductor’s common stock at an exercise price of $35.35 per share, and an option to purchase 125,000 shares of Varian Semiconductor’s common stock at an exercise price of $35.31 per share. These option grants are subject to a four-year vesting schedule. Mr. Dickerson was also granted $2.1 million of restricted stock (i.e., 61,215 shares of restricted stock during fiscal year 2005). The restricted stock is also subject to a four-year vesting schedule.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation over $1 million paid to Varian Semiconductor’s Chief Executive Officer and each of the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Varian Semiconductor’s stockholder-approved Amended and Restated Omnibus Stock Plan is qualified so that awards under such plan constitute performance-based compensation not subject to Section 162(m) of the Code. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Varian Semiconductor and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

On December 8, 2005, our Board of Directors adopted, subject to stockholder approval, the 2006 Management Incentive Plan, which is described in Proposal 3. The 2006 Management Incentive Plan is intended to comply with Section 162(m) of the Code.

The Compensation Committee is pleased to submit this report to Varian Semiconductor’s stockholders and believes that the objectives of the compensation program for executive officers of Varian Semiconductor in fiscal year 2005 have been satisfied.

COMPENSATION COMMITTEE

Elizabeth E. Tallett (Chairperson)

Xun (Eric) Chen

Robert W. Dutton

Angus A. MacNaughton

Dennis G. Schmal

COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDERS’ RETURNS

PERFORMANCE GRAPH FOR VARIAN SEMICONDUCTOR

The comparative stock performance graph below compares the cumulative stockholder return on the common stock of Varian Semiconductor for the period from September 29, 2000 through September 30, 2005 with the cumulative total return on (1) the Total Return Index for The NASDAQ National Market (U.S. Companies) and (2) the Goldman Sachs Semiconductor Index, which is a published industry index. The cumulative total return computations set forth in the performance graph assume the investment of $100 in Varian Semiconductor’s common stock, the NASDAQ National Market (U.S.) and the Goldman Sachs Semiconductor Index on September 29, 2000. The stock price performance shown on the graph and table below is not necessarily indicative of future price performance.

	Cumulative Total Return ($)
	($100 Initial Investment)
	9/29/2000	9/28/2001	9/27/2002	10/3/2003	10/1/2004	9/30/2005
Varian Semiconductor Equipment	100.00	69.05	42.92	108.53	87.58	113.17
Nasdaq National Market (U.S.)	100.00	40.86	32.94	51.56	53.35	59.45
Goldman Sachs Semiconductor Index	100.00	40.81	26.17	47.96	43.11	51.05

Report of the Audit Committee

The Audit Committee is composed of five members and acts under a written charter adopted by the Board of Directors. The members of the Audit Committee are independent directors, as defined by its charter and the NASDAQ rules. Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The members of the Audit Committee are not full-time employees of Varian Semiconductor and are not, and do not represent to be, performing the functions of auditors or accountants. Members of the Audit Committee rely on the information provided and the representations made to them by management and the independent registered public accounting firm.

The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of (a) the integrity of Varian Semiconductor’s financial statements, (b) compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications, independence and performance, (d) the performance of Varian Semiconductor’s internal audit function and (e) the pre-approval of all audit and non-audit services, if any, provided by Varian Semiconductor’s independent registered public accounting firm. Varian Semiconductor’s internal auditors and independent accountants each have unrestricted access to the Audit Committee. In the performance of its oversight role, the Audit Committee reviewed Varian Semiconductor’s audited financial statements for the fiscal year ended September 30, 2005 and met with both Varian Semiconductor’s management and PricewaterhouseCoopers LLP, the independent registered public accounting firm who performed the audit, to discuss these financial statements.

Management is responsible for Varian Semiconductor’s internal controls and the financial reporting process. Management represented to the Audit Committee that Varian Semiconductor’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Varian Semiconductor’s independent registered public accounting firm (a) audits the annual financial statements prepared by management, (b) expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Varian Semiconductor in conformity with accounting principles generally accepted in the United States and that the audit of Varian Semiconductor’s financial statements by the such accounting firm has been carried out in accordance with auditing standards generally accepted in the United States and (c) discusses with the Audit Committee any issues it believes should be raised. As appropriate, the Audit Committee reviews and evaluates, and discusses with Varian Semiconductor’s management, internal accounting, financial and auditing personnel and the independent accountants, the following points:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of Varian Semiconductor’s financial statements;

•	Varian Semiconductor’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in Varian Semiconductor’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to Varian Semiconductor; and

•	the adequacy of Varian Semiconductor’s internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees (“SAS 61”) (AU Sec. 380) with PricewaterhouseCoopers LLP, Varian Semiconductor’s independent registered public accounting firm. SAS 61 requires Varian Semiconductor’s independent registered public accounting firm to discuss with Varian Semiconductor’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Varian Semiconductor’s independent registered public accounting firm also provided the Audit Committee with other material written communications such as the engagement letter, reports on observations and recommendations on internal controls and the independence letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees. Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in the accounting firm’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the registered public accounting firm the matters disclosed in this letter and their independence from Varian

Semiconductor. The Audit Committee also considered whether such accounting firm’s provision of the other, non-audit related services to Varian Semiconductor which are referred to under the heading “Ratification of Selection of Auditors for 2006” is compatible with maintaining such registered public accounting firm’s independence and concluded that the independence of PricewaterhouseCoopers LLP is not compromised by the provision of such services.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to Varian Semiconductor’s Board of Directors that the audited financial statements be included in Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Subject to stockholder ratification, the Audit Committee has selected PricewaterhouseCoopers LLP as Varian Semiconductor’s independent registered public accounting firm for the fiscal year ending September 29, 2006.

AUDIT COMMITTEE

Dennis G. Schmal (Chairperson)

Xun (Eric) Chen

Robert W. Dutton

Angus A. MacNaughton

Elizabeth E. Tallett

None of the Report of the Compensation Committee, the Report of the Audit Committee or the Performance Graph shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Exchange Act, as from time to time in effect, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

PROPOSAL 2

APPROVAL OF OUR 2006 STOCK INCENTIVE PLAN

On December 8, 2005, our Board of Directors adopted, subject to stockholder approval, the 2006 Stock Incentive Plan (the “2006 Plan”). Up to 5,500,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2006 Plan. Approximately 1,400,000 of the requested shares for the 2006 Plan are intended to replace shares that will no longer be available for issuance pursuant to awards granted under Varian Semiconductor’s Amended and Restated Omnibus Stock Option Plan (the “Omnibus Plan”).

The 2006 Plan is intended to replace Varian Semiconductor’s Omnibus Plan, which expires by its terms on February 24, 2015. As of December 12, 2005, options to purchase 4,114,026 shares of our common stock were outstanding under the Omnibus Plan and an additional 1,431,233 shares were reserved for future award grants. Upon the approval of the 2006 Plan, all then outstanding options under the Omnibus Plan will remain in effect, but no additional awards may be granted under the Omnibus Plan.

Our Board of Directors believes that the future success of Varian Semiconductor depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our Board of Directors believes adoption of the 2006 Plan is in the best interests of Varian Semiconductor and our stockholders and recommends a vote “FOR” the approval of the 2006 Plan and the reservation of 5,500,000 shares of our common stock for issuance thereunder.

Description of the 2006 Plan

The following is a brief summary of the 2006 Plan, a copy of which is attached as Exhibit A to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2006 plan will be provided to any stockholder upon written request to our Secretary.

Types of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options (collectively “Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, Options may be granted at an exercise price of not less than 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Varian Semiconductor). Options may not be granted for a term in excess of eight years. The 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to Varian Semiconductor of shares of our common stock, (iii) subject to certain conditions, delivery to Varian Semiconductor of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.    An SAR is an award entitling the holder, upon exercise, to receive an amount in our common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to the right of Varian Semiconductor to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board of Directors.

Other Stock-Based Awards.    Under the 2006 Plan, our Board of Directors has the right to grant other Awards based upon our common stock having such terms and conditions as our Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future.

Transferability of Awards

Except as our Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to our employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 1,000,000 shares per fiscal year. For purposes of this limit, the combination of an Option in tandem with an SAR is treated as a single award. In addition, the maximum number of shares with respect to which Awards may be granted to directors who are not employees of Varian Semiconductor at the time of grant is 18,000 per fiscal year.

Plan Benefits

As of December 12, 2005, approximately 1,517 persons were eligible to receive Awards under the 2006 Plan, including our 13 executive officers and five non-employee directors. The granting of Awards under the 2006 Plan is discretionary, and Varian Semiconductor cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On December 12, 2005, the last reported sale price of our common stock on the NASDAQ National Market was $43.48.

Administration

The 2006 Plan is administered by our Board of Directors. Our Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, our Board of Directors may delegate authority under the 2006 Plan to one or more committees or subcommittees of our Board of Directors. Notwithstanding the foregoing, with respect to Awards that may be granted to directors who are not employees of Varian Semiconductor, only the Compensation Committee shall be responsible for the determination of such Awards.

Subject to any applicable limitations contained in the 2006 Plan, our Board of Directors, or any committee to whom our Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed eight years), and (iv) the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Our Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of Varian Semiconductor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of Varian Semiconductor. In connection with a reorganization event, our Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of our common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of Varian Semiconductor, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Our Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options

In connection with a merger or consolidation of an entity with Varian Semiconductor or the acquisition by Varian Semiconductor of property or stock of an entity, our Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2006 Plan. Substitute options will not count against the 2006 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 Plan after December 8, 2015 but Awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the 2006 Plan; provided that, to the extent determined by our Board of Directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2006 Plan.

If stockholders do not approve the adoption of the 2006 Plan, the 2006 Plan will not go into effect, and Varian Semiconductor will not grant any Awards under the 2006 Plan. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of Varian Semiconductor.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Varian Semiconductor or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long- term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying the common stock.

Tax Consequences to the Company

There will be no tax consequences to Varian Semiconductor except that Varian Semiconductor will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3

APPROVAL OF OUR 2006 MANAGEMENT INCENTIVE PLAN

On December 8, 2005, our Board of Directors adopted, subject to stockholder approval, the 2006 Management Incentive Plan (the “2006 MIP”).

Our Board of Directors believes that the future success of Varian Semiconductor depends, in large part, upon the ability of Varian Semiconductor to maintain a competitive position in attracting, retaining and providing incentives to Varian Semiconductor’s executive officers through the grant of performance-based compensation. Accordingly, our Board of Directors believes adoption of the 2006 MIP is in the best interests of Varian Semiconductor and its stockholders and recommends a vote “FOR” the approval of the 2006 MIP.

Description of the 2006 MIP

The following is a brief summary of the 2006 MIP, a copy of which is attached as Exhibit B to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2006 MIP will be provided to any stockholder upon written request to our Secretary.

Types of Awards

The 2006 MIP provides for the grant of performance-based cash compensation (“Incentive Awards”) to our executive officers.

Performance Conditions

Pursuant to the 2006 MIP, during the first 90 days of the applicable fiscal year and before 25% of the applicable fiscal year has elapsed, the committee of the Board of Directors administering the 2006 MIP will establish the performance goals applicable to each participant eligible for an Incentive Award. Performance goals may be based on one or more of the following measures: (a) earnings per share, (b) return on average equity in relation to a peer group of companies designated by the committee, (c) return on average assets in relation to the peer group, or (d) such other performance goals as may be established by the committee which may be based on earnings, earnings growth, earnings before interest, taxes, depreciation and amortization (EBITDA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, pre-tax or after-tax income, or any other objective goals established by the committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a participant or the division, department, branch, line of business, subsidiary or other unit in which the participant works, or may be based on the performance of Varian Semiconductor generally, and may cover such period as may be specified by the committee. Such performance goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by accounting principles generally accepted in the United States.

Varian Semiconductor believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect Varian Semiconductor.

Transferability of Awards

Incentive Awards may not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

Eligibility to Receive Incentive Awards

Executive officers of Varian Semiconductor and of Varian Semiconductor’s subsidiaries are eligible to be granted Incentive Awards under the 2006 MIP. The maximum Incentive Award payable to any participant in a single fiscal year will not exceed $3,000,000.

Plan Benefits

As of December 12, 2005, nine executive officers were eligible to receive Incentive Awards under the 2006 MIP. Upon adoption of the 2006 MIP by the Board of Directors, the Compensation Committee granted Incentive Awards thereunder to nine executive officers of Varian Semiconductor, which Incentive Awards are subject to stockholder approval of the 2006 MIP. The performance goals established by the Compensation Committee for these Incentive Awards are based on profitability, market share, product development and quality.

Administration

The 2006 MIP is administered by a committee appointed by the Board of Directors, consisting of two or more individuals, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Code. Unless otherwise determined by the Board of Directors, the Compensation Committee shall be the committee to administer the 2006 MIP, provided that it meets the qualifications as set forth in the preceding sentence. The committee has the authority to determine the terms of all Incentive Awards under the 2006 MIP, including, without limitation, to select the executive officers to participate in the 2006 MIP, to establish the performance goals and to determine the amounts of incentive compensation bonus payable to any participant.

Termination or Amendment

The committee may amend, modify or terminate the 2006 MIP in any respect at any time without the consent of participants, provided that no amendment or termination of the 2006 MIP after the end of a fiscal year may adversely affect the rights of participants with respect to their Incentive Awards for that fiscal year, except that the committee may at any time, in its sole discretion, cancel an Incentive Award or eliminate or reduce the amount payable pursuant to the terms of an Incentive Award without the consent of a participant.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Incentive Awards granted under the 2006 MIP. This summary is based on the federal tax laws in effect as of the date of this proxy statement.

Incentive Award payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with Varian Semiconductor’s payroll practices as are from time-to-time in effect.

There will be no tax consequences to Varian Semiconductor except that Varian Semiconductor will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to limitations of Section 162(m) of the Code.

PROPOSAL 4

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

On December 8, 2005, our Board of Directors adopted, subject to stockholder approval, an amendment to Varian Semiconductor’s Employee Stock Purchase Plan (the “ESPP”) increasing by 500,000 the number of shares of common stock reserved for issuance under the ESPP.

Our Board of Directors believes that the future success of Varian Semiconductor depends, in large part, upon the ability of Varian Semiconductor to attract, retain and motivate employees and that providing employees with an opportunity to acquire a proprietary interest in Varian Semiconductor through the purchase of common stock is an important compensation element in attracting, retaining and motivating such persons. Accordingly, on November 9, 2001, the Board of Directors voted to adopt the ESPP, which was approved by the stockholders on February 26, 2002.

Varian Semiconductor’s stockholders are being asked to approve an amendment increasing by 500,000 the number of shares of common stock reserved for issuance under the ESPP. Varian Semiconductor is seeking additional shares for issuance under the ESPP so that we can continue to use the ESPP to attract, retain, motivate and reward employees.

Under the ESPP, Varian Semiconductor was initially authorized to sell to our employees, through payroll deductions, up to an aggregate of 150,000 shares of common stock. On December 10, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the ESPP increasing by 250,000 the number of shares of common stock available for issuance under the ESPP (subject to adjustment for certain changes in Varian Semiconductor’s capitalization). On January 28, 2003, the stockholders approved this amendment to the ESPP.

The Board of Directors believes that the number of shares available for issuance under the ESPP is insufficient to serve the ESPP’s purposes and that the amendment is necessary to Varian Semiconductor’s continued success and is in the best interests of Varian Semiconductor and our stockholders.

If the stockholders approve the amendment to the ESPP, it will be implemented immediately. Our Board of Directors believes the approval of the amendment to the ESPP is in the best interests of Varian Semiconductor and its stockholders and recommends a vote “FOR” the approval of the amendment to the ESPP.

Description of the ESPP

The following is a brief summary of the ESPP, a copy of which is attached as Exhibit C to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the amended ESPP will be provided to any stockholder upon written request to our Secretary.

The ESPP authorizes the issuance of up to 900,000 shares of common stock (including the share increase subject to stockholder approval under this proposal) to participating employees. All common law employees of Varian Semiconductor and of participating subsidiaries (for tax purposes) whose customary employment is at least 20 hours per week and who are employed on the first day of a designated payroll deduction offering period are eligible to participate in an offering under the ESPP. However, no employee shall be granted an option under the ESPP to the extent that, immediately after the grant, (1) such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock (or options to acquire stock) of Varian Semiconductor possessing 5% or more of the total combined voting power or value of all classes of stock of Varian Semiconductor or any subsidiary, or (2) his or her rights to purchase stock under all employee stock purchase plans of Varian Semiconductor and it subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined as the fair market value of the shares at the time the option is granted) for each calendar year in which such option is outstanding at any time. As of December 12, 2005, 1,134 of Varian Semiconductor’s employees were eligible to participate in the ESPP.

The ESPP is implemented through a series of six-month offering periods, beginning on or about July 1 and January 1 of each year. The first offering period began on July 1, 2002. To participate in an offering under the ESPP, an employee must authorize Varian Semiconductor to deduct any whole percentage from 1% to 10% of his or her base pay during the offering period. At the end of each offering period, the accumulated payroll deductions of each participating employee will be used to purchase shares of common stock at the purchase price for that offering period, provided that Varian Semiconductor may establish the maximum number of shares that an employee may purchase during any offering period. The purchase price of the shares in each offering period will be 85% of the fair market value per share of the common stock on either the first day or last day of the offering period, whichever is lower. For so long as the common stock is traded on the NASDAQ National Market, the fair market value of a share of common stock on any given date shall be the last reported sale price. On December 12, 2005, the last reported sale price of Varian Semiconductor’s common stock on the NASDAQ National Market was $43.48.

Because participation in the ESPP is voluntary, Varian Semiconductor cannot determine the number of shares of common stock to be purchased in the future by any executive officer or by non-executive employees as a group.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.    A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering period.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s sales proceeds exceeds the value of the stock on the day he or she purchased the stock, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Varian Semiconductor.    There will be no tax consequences to Varian Semiconductor except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 5

RATIFICATION OF THE SELECTION OF AUDITORS FOR FISCAL YEAR 2006

Subject to ratification by the stockholders, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending September 29, 2006. PricewaterhouseCoopers LLP has served as Varian Semiconductor’s independent accountants since April 1999. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants, the selection of such independent accountants will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors believes that the ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending September 29, 2006 is in our best interests and those of our stockholders and recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP.

Independent Accountants’ Fees

The following is a summary of the fees to Varian Semiconductor by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2005 and October 1, 2004:

	Fiscal Year 2005	Fiscal Year 2004
Audit Fees	$1,576,000	$675,000
Audit-Related Fees	$28,000	$56,000
Tax Fees	$254,000	$269,000
All Other Fees	$0	$0

Total	$1,858,000	$1,000,000

Audit Fees

Consist of fees billed for professional services rendered for the audit of consolidated financial statements of Varian Semiconductor and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements of Varian Semiconductor which are not reported under “Audit Fees.” These services relate primarily to audits of employee benefit plans and accounting consultations.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax consultations, tax planning and expatriate consulting services.

All Other Fees

For the fiscal years ended September 30, 2005 and October 1, 2004, there were no services provided by PricewaterhouseCoopers LLP in this category.

Audit Committee Policy on Pre-Approval of Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement. We did not utilize this exception to the pre-approval requirements during the 2005 fiscal year.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is considered “independent” as that term is used in Item 7(d)(3) of Schedule 14A under the Exchange Act.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting and does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who calls or writes to us at the following address or phone number: 35 Dory Road, Gloucester, MA 01930-2297, Telephone (978) 282-2000. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

INFORMATION ABOUT STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

If you wish to submit a proposal to be included in our 2007 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before September 8, 2006. Stockholders may propose matters to be presented at the 2007 Annual Meeting of Stockholders. We may decline such requests under the circumstances described in the SEC’s proxy rules. A stockholder may make a proposal under the SEC’s proxy rules, in which case the proposal may, in certain circumstances, be included in the proxy statement for the 2007 Annual Meeting of Stockholders. Proposals received by us at our principal office in Gloucester, Massachusetts later than September 8, 2006 will not be included in the proxy statement for the 2007 Annual Meeting of Stockholders.

Alternatively, under the provisions of Delaware law and our by-laws, a stockholder may make a proposal by notifying us not earlier than October 9, 2006, nor later than November 6, 2006. However, any such proposal will not be included in the proxy statement for the 2007 Annual Meeting of Stockholders.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, if a stockholder who wishes to present a proposal fails to notify us within the time periods specified above but properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal. If a stockholder makes timely notification, the proxies may still exercise discretionary authority in accordance with the SEC’s proxy rules.

By Order of the Board of Directors,

GARY E. DICKERSON
Chief Executive Officer

Gloucester, Massachusetts

December 28, 2005

The Board of Directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

Exhibit A

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive stock options (“Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines, and practices relating to the Plan, as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. Notwithstanding the foregoing, only the Compensation Committee of the Board shall be responsible for the determination of Awards that may be granted to directors who are not employees of the Company at the time of grant. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 5,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares of Common Stock subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards under this Plan may be granted to directors who are not employees of the Company at the time of grant shall be not more than 18,000 per fiscal year to any such director.

(c) Share Counting. An Award that is an Option or an SAR shall be counted against the share limit in Section 4(a) as one (1) share for each share of Common Stock subject to such Award, and an Award that is not an Option or an SAR (a “Full Value Award”) shall be counted against the share limit specified in Section 4(a) as one and seventy-six hundredths (1.76) shares for each share of Common Stock subject to such Full Value Award.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonqualified Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonqualified Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 8 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law; (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion; and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person, or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Limitation on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33-1/3% vested prior to the second anniversary of the date of grant, and no more than 66-2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan; (ii) the sub-limits set forth in Section 4(b); (iii) the number and class of securities and exercise price per share of each outstanding Option; (iv) the share- and per-share provisions of each SAR; (v) the repurchase price per share subject to each outstanding Restricted Stock Award; and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or (iii) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice; (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (a) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (b) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (a) shall lapse at the same rate as the Option would have become exercisable under its terms; and (b) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence, or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may deduct, to the extent permitted by law, any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 7, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Book Entry. Notwithstanding anything to the contrary in this Plan, the Company may, in lieu of issuing a stock certificate representing any shares of Common Stock issued pursuant to the Plan, have such shares held in book entry by the Company’s transfer agent in the name of the Participant.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board; or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the NASDAQ National Market. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Exhibit B

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

2006 MANAGEMENT INCENTIVE PLAN

I.	General Purpose of Plan

The Varian Semiconductor Equipment Associates, Inc. 2006 Management Incentive Plan is designed to assist the Company and its Subsidiaries in attracting, retaining, and providing incentives to Eligible Employees and to align their interests with those of the Company’s stockholders by providing for the payment of Incentive Awards subject to the achievement of specified Performance Goals.

II.	Definitions

Terms not otherwise defined herein shall have the following meanings:

A. “Award Period” means the fiscal year of the Company, except to the extent the Board of Directors determines otherwise.

B. “Base Salary” means as to any Award Period, the Participant’s annualized salary on the last day of the Award Period. Such Base Salary shall be before both (i) deductions for taxes or benefits; and (ii) deferrals of compensation pursuant to Company-sponsored plans.

C. “Board” means the Board of Directors of the Company.

D. A “Change in Control” shall be deemed to have occurred if:

(i) Any individual or group constituting a “person,” as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than (a) the Company or any of its subsidiaries, or (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any of its subsidiaries), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

(ii) Continuing Directors cease to constitute at least a majority of the Board; or

(iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction; or

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(iv) all or substantially all of the assets of the Company are sold, liquidated or distributed; provided, however, that a “Change in Control” shall not be deemed to have occurred if, prior to the occurrence of a specified event that would otherwise constitute a Change in Control hereunder, the disinterested Continuing Directors then in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control with respect to an Eligible Employee hereunder if the Change in Control results from actions or events in which an Eligible Employee is a participant in a capacity other than solely as an officer, employee or director of the Company.

E. “Code” means the Internal Revenue Code of 1986, as amended.

F. “Committee” means the committee appointed by the Board to establish and administer the 2006 Plan as provided herein, which shall consist of two or more individuals, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Code and regulations promulgated thereunder. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee if it meets the qualifications set forth in the preceding sentence.

G. “Company” means Varian Semiconductor Equipment Associates, Inc., a Delaware corporation, and its successors and assigns and any corporation which shall acquire substantially all of its assets.

H. “Covered Employee” means any Eligible Employee who is or may become a “covered employee” as defined in Section 162(m) of the Code.

I. “Eligible Employee” means an employee described in Section IV hereof.

J. “Incentive Award” means an award payable to a Participant for an Award Period.

K. “Participant” means any Eligible Employee who has been selected to participate in the 2006 Plan for an Award Period.

L. “Performance Goals” means the goal(s) determined by the Committee, in its sole discretion, to be applicable to a Participant eligible for an Incentive Award during an Award Period, and which, for any Award Period, may be selected from (i) earnings per share; (ii) return on average equity in relation to a peer group (the “Peer Group”) of companies designated by the Committee; (iii) return on average assets in relation to the Peer Group; or (iv) such other performance goals as may be established by the Committee which may be based on earnings, earnings growth, earnings before interest, taxes, depreciation and amortization (EBITDA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, pre-tax or after-tax income, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise

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situated. Such performance goals may be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee. Such Performance Goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by accounting principles generally accepted in the United States.

M. “2006 Plan” means the Varian Semiconductor Equipment Associates, Inc. 2006 Management Incentive Plan as set forth herein and as hereafter amended from time to time.

N. “Subsidiary” means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Company, either directly or through one or more other Subsidiaries.

III.	Administration

The 2006 Plan shall be administered by the Committee. The Committee shall have plenary authority, in its discretion, to determine the terms of all Incentive Awards, including, without limitation, the Eligible Employees to whom, and the time or times at which, Incentive Awards are made, the Award Period to which each Incentive Award shall relate, the actual dollar amount to be paid pursuant to an Incentive Award, the Performance Goals to which payment of Incentive Awards will be subject, and when payments pursuant to Incentive Awards shall be made, which payments shall, without limitation, be made within 75 days after the end of an Award Period, or, if later, within 75 days after the date specified in the Incentive Award, in each case on which date the Eligible Employee must be employed in order to receive the payment in question. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the 2006 Plan, the Committee shall have plenary authority to interpret the 2006 Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the 2006 Plan. The determinations of the Committee pursuant to its authority under the 2006 Plan shall be conclusive and binding.

IV.	Eligibility

Incentive Awards for any Award Period may be granted only to executive officers of the Company or a Subsidiary, selected by the Committee in its sole discretion.

V.	Incentive Share Awards; Terms of Awards; Payment

A. The Committee shall, in its sole discretion, determine which Eligible Employees shall receive Incentive Awards. For each Award Period with respect to which the Committee determines to make Incentive Awards, the Committee may by resolution establish one or more Performance Goals applicable to such Incentive Awards and the other terms and conditions of the Incentive Awards. Such Performance Goals and other terms and conditions shall be

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established by the Committee in its sole discretion. Such Performance Goals shall be established within the first 90 days of the Award Period and before 25% of the Award Period has elapsed. Without intending to limit the generality of the preceding provisions or to limit the authority of the Committee, the Committee may make Incentive Awards that provide for payment in two or more installments with the payment of each installment being conditioned upon being employed on a specified date.

B. After the end of each Award Period for which the Committee has granted Incentive Awards, the Committee shall determine the extent to which the Performance Goals established by the Committee for the Award Period have been achieved, shall make a written certification of the amount of the payment to be made for each Incentive Award, and shall authorize the Company to make Incentive Award payments to Participants in accordance with the terms of the Incentive Awards, subject to such written certification. In no event shall the amount paid to a Participant in accordance with the terms of an Incentive Award, by reason of Performance Goal achievement, exceed, for any Award Period, $3,000,000. Unless otherwise determined by the Committee, no Incentive Award payments shall be made to a Participant unless the Participant is employed by the Company or a Subsidiary on the date that such incentive award payment is made or on the date upon which a Change in Control occurs.

C. The Committee may at any time, in its sole discretion, cancel an Incentive Award or eliminate or reduce the amount payable pursuant to the terms of an Incentive Award without the consent of a Participant. The Committee may not increase the amount payable pursuant to an Incentive Award.

D. Incentive Award payments shall be subject to applicable federal, state, and local withholding taxes and other applicable withholding in accordance with the Company’s payroll practices as are, from time-to-time, in effect.

E. The Committee shall have the power to impose such other restrictions on Incentive Awards as it may deem necessary or appropriate.

F. All obligations of the Company under the 2006 Plan, with respect to Incentive Awards granted hereunder, shall be binding on any successor to the Company; and in the event of any acquisition, consolidation, merger or similar event involving substantially all of the business or assets of the Company, a pro rata portion of Incentive Awards shall be paid to Participants based on the attainment of the applicable Performance Goals for such Incentive Awards for the portion of the applicable Award Period that has elapsed prior to such acquisition, consolidation, merger or similar event.

VI.	Transferability

Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

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VII.	Termination or Amendment

The Committee may amend, modify or terminate the 2006 Plan in any respect at any time without the consent of Participants, provided that except as provided in Section V(C), no amendment or termination of the 2006 Plan after the end of an Award Period may adversely affect the rights of Participants with respect to their Incentive Awards for that Award Period.

VIII.	Effective Date; Term of the 2006 Plan

The 2006 Plan shall be effective as of October 1, 2005, subject to Section IX(E), and shall remain in existence until it is terminated pursuant to Section VII. No Incentive Awards may be awarded under the 2006 Plan after its termination. Termination of the 2006 Plan shall not affect any Incentive Awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the 2006 Plan notwithstanding its termination.

IX.	General Provisions

A. The establishment of the 2006 Plan shall not confer upon any Eligible Employee any legal or equitable right against the Company or any Subsidiary, except as expressly provided in the 2006 Plan.

B. The 2006 Plan does not constitute an inducement or consideration for the employment of any Eligible Employee, nor is it a contract between the Company, or any Subsidiary and any Eligible Employee. Participation in the 2006 Plan shall not give an Eligible Employee any right to be retained in the employ of the Company or any Subsidiary.

C. Nothing contained in this 2006 Plan shall prevent the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

D. The 2006 Plan shall be governed, construed, and administered in accordance with the laws of the State of Delaware.

E. The effectiveness of the 2006 Plan is subject to the approval of the stockholders of the Company to the extent required by Section 162(m)(4)(c)(ii) of the Code. No payment shall be made hereunder before such approval has been obtained.

F. The Committee may make grants to participants who are not Covered Employees without satisfying the requirements of Section 162(m) of the Code.

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Exhibit C

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

The Employee Stock Purchase Plan (the “ESPP”) of Varian Semiconductor Equipment Associates, Inc. be and hereby is amended, subject to stockholder approval, as follows:

1.	Section 13(a) of the ESPP shall be deleted in its entirety and replaced with the following:

“The shares of Common Stock to be sold to Participants under the ESPP may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the ESPP shall be nine hundred thousand (900,000) shares and the maximum number of shares available for sale in each Offering Period shall be determined by the Committee in its sole discretion. Stockholder approval shall be required for each increase in the number of shares available under the ESPP. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.”

2.	Except as aforesaid, the ESPP shall remain in full force and effect.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to Varian Semiconductor that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your proxy must be received prior to the Annual Meeting of Stockholders to be held on February 9, 2006. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR ALL PROPOSALS.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Varian Semiconductor Equipment Associates, Inc.

DETACH HERE	ZVAR82

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders - February 9, 2006
P

R

O	Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Gary L. Loser, Esq. and Robert J. Halliday, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of common stock of Varian Semiconductor Equipment Associates, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 9, 2006 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing, shall deliver a subsequently dated proxy or shall vote in person at the meeting.
X
Y

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VARIAN SEMICONDUCTOR

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZVAR81

☒	Please mark votes as in this example.	3856

A vote FOR the director nominee and FOR proposals 2, 3, 4 and 5 is recommended by the Board of Directors.

					FOR	AGAINST	ABSTAIN
1. To elect the following director as a Class I Director for the ensuing three years:			2.	To approve our 2006 Stock Incentive Plan.	☐	☐	☐

Nominee:	FOR	WITHHELD
Gary E. Dickerson	☐	☐	3.	To approve our 2006 Management Incentive Plan.	☐	☐	☐

			4.	To approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder by 500,000 shares.	☐	☐	☐

			5.	To ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending September 29, 2006.	☐	☐	☐

			Mark box at right if comments or address change have been made on the reverse side of this card.				☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: